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                                                                     EXHIBIT 1.3

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                             UNDERWRITING AGREEMENT

                                      AMONG

                          GLAXOSMITHKLINE CAPITAL INC.

                                    AS ISSUER

                               GLAXOSMITHKLINE PLC

                                  AS GUARANTOR

                                       AND

                          CITIGROUP GLOBAL MARKETS INC.
                           J.P. MORGAN SECURITIES INC.
                              LEHMAN BROTHERS INC.

                     AS REPRESENTATIVES OF THE UNDERWRITERS

                           DATED AS OF MARCH 30, 2004

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                                TABLE OF CONTENTS

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                                                                                                 PAGE
1.    Representations and Warranties.......................................................        2

2.    Purchase and Sale....................................................................        3

3.    Delivery and Payment.................................................................        4

4.    Offering by Underwriters.............................................................        4

5.    Agreements...........................................................................        5

6.    Conditions to the Obligations of the Underwriters....................................        6

7.    Reimbursement of Underwriters' Expenses..............................................       10

8.    Indemnification and Contribution.....................................................       10

9.    Default by an Underwriter............................................................       13

10.   Termination..........................................................................       14

11.   Representations and Indemnities to Survive...........................................       14

12.   Notices..............................................................................       14

13.   Successors...........................................................................       14

14.   Applicable Law.......................................................................       14

15.   Counterparts.........................................................................       15

16.   Headings.............................................................................       15

SCHEDULES

Schedule I    Terms of the Securities
Schedule II   Underwriting Commitments

EXHIBITS

Exhibit A-1   Form of Opinion of U.S. Counsel to the Company and the Guarantor

Exhibit A-2   Form of Opinion of U.K. Counsel to the Company and the Guarantor

Exhibit B     Form of Letter of Counsel to the Company and the Guarantor

                                       i

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                          GLAXOSMITHKLINE CAPITAL INC.

                              4.375% NOTES DUE 2014

                              5.375% NOTES DUE 2034

                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                               GLAXOSMITHKLINE PLC

                             UNDERWRITING AGREEMENT

                                                                  March 30, 2004

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
   as Representatives of the
   several Underwriters named
   in Schedule II hereto

Ladies and Gentlemen:

                  GlaxoSmithKline Capital Inc., a corporation organized under the laws of the State of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an indenture dated as of April 6, 2004 (the "Indenture"), among the Company, GlaxoSmithKline plc, as guarantor (the "Guarantor"), and Citibank, N.A., as trustee (the "Trustee"). The Securities will be fully and unconditionally guaranteed by the Guarantor.

                  The Company and the Guarantor have prepared and filed with the U.S. Securities and Exchange Commission (the "Commission") in accordance with the provisions of the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a Registration Statement on Form F-3 (File No. 333-104121) with respect to debt securities they may offer from time to time (as amended or supplemented to the date hereof, the "Registration Statement"). The prospectus included in the Registration Statement, as supplemented to reflect the terms of the Securities and the offering thereof and as first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereinafter referred to as the "Prospectus."

                  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 that were filed under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act"), on or before the effective date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with

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respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

                  1. Representations and Warranties. The Company and the Guarantor jointly and severally represent and warrant to, and agree with, each Underwriter as follows:

             (a) Registration Statement Effective. The Company and the Guarantor meet the requirements for use of Form F-3 under the Securities Act. The Registration Statement has been filed with the Commission and has become effective in the form delivered to the Representatives. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Guarantor, threatened by the Commission.

             (b) Registration Statement Not Misleading. On the effective date of the Registration Statement, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act; on the effective date of the Registration Statement and on the date of this Agreement, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the effective date of the Registration Statement and on the date of any filing pursuant to Rule 424(b) under the Securities Act, the Prospectus did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representation or warranty as to (i) the Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (Form T-1), which is included in the Registration Statement, or (ii) the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus.

             (c) Authorization of Indenture and Securities. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and has been duly qualified under the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "Trust Indenture Act"); the Securities have been duly authorized, and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Securities will have been duly executed, authenticated, issued and delivered, will conform in all material respects to the description thereof contained in the Prospectus and will constitute valid and legally binding

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                  obligations of the Company and the Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

             (d) Organization of the Company and the Guarantor. The Company is organized and validly existing as a corporation under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus. The Guarantor is organized and validly existing as a public limited company under the laws of England and Wales, with power and authority to own its properties and conduct its business as described in the Prospectus.

                           (e)      No Consents. No consent, approval,
         authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company or the Guarantor of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Company, except such as have been obtained or made under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under state securities laws or the securities laws of any jurisdiction outside the United States in which the Securities are offered and sold.

                           (f) No Breach or Default. The execution, delivery and performance by the Company and the Guarantor of the Indenture, this Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof by the Company and the Guarantor will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Guarantor or any of the Guarantor's other subsidiaries or any of their respective properties, or any material agreement or instrument to which the Company or the Guarantor or any of the Guarantor's other subsidiaries is a party or by which the Company or the Guarantor or any of the Guarantor's other subsidiaries is bound or to which any of their respective properties is subject, or the charter or by-laws of the Company or the Guarantor.

                           (g) Investment Company Act. Neither the Company nor the Guarantor is or, after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described in the Prospectus, will be an "investment company" as defined in the U.S. Investment Company Act of 1940, as amended.

                  Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Guarantor, as the case may be, as to matters covered thereby, to each Underwriter.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the

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Company, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or on such other date and at such other time as the Company and the Representatives may agree (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday or day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London.

                  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

                  4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus. Each Underwriter represents and warrants to, and with, the Company and the Guarantor as follows:

                           (a) It will not offer or sell, directly or indirectly, any of the Securities in any jurisdiction where such offer or sale is not permitted.

                           (b) It has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any of the Securities to persons in the United Kingdom, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995.

                           (c) It has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

                           (d) It has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which
         Section 21(1) of the FSMA does not apply to the Company or the Guarantor.

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                  5.       Agreements. The Company and the Guarantor agree with
the several Underwriters as follows:

             (a) File Prospectus. The Company and the Guarantor will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) under the Securities Act within the time period prescribed.

             (b) Amendments to Registration Statement or Prospectus; Stop Orders. The Company and the Guarantor will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement. The Company and the Guarantor will promptly advise the Representatives of the filing of any such amendment or supplement and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose. The Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

             (c) Material Changes. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act, the Company and the Guarantor will promptly notify the Representatives of such event and prepare and file with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance.

             (d) Delivery of Earnings Statement. As soon as practicable, the Guarantor will make generally available to its security holders an earnings statement or statements of the Guarantor and its subsidiaries that will satisfy the provisions of
                  Section 11(a) of the Securities Act and Rule 158 thereunder.

             (e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Representatives copies of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus supplement and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of preparation, printing or other production of all documents relating to the offering; provided that, if any Underwriter is required to deliver a Prospectus in connection with sales of Securities at any time six months or more after the date of the Prospectus, the expenses relating to such Prospectus shall be paid by such Underwriter.

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             (f)  Qualification of Securities. The Company and the Guarantor
                  will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of NASD, Inc. in connection with its review of the offering; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation as doing business in any such jurisdiction.

             (g) Lock-up. Neither the Company nor the Guarantor will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, any U.S. dollar-denominated debt securities issued or guaranteed by the Company or the Guarantor (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

             (h) Stabilization. Neither the Company nor the Guarantor will take, directly or indirectly, any action that is designed to or that constitutes or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Securities.

             (i) Listing. The Company and the Guarantor will use reasonable best efforts to have the Securities listed and admitted and authorized for trading on the London Stock Exchange or another "recognised stock exchange" (as defined in section 841 of the Income and Corporation Taxes Act 1988), and satisfactory evidence of such actions shall have been provided to the Representatives.

                  6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the date hereof and as of the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

             (a) Prospectus Filed; No Stop Order. The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b). No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Guarantor or any Underwriter, threatened.

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             (b)  Opinions of Counsel to the Company and the Guarantor. On the
                  Closing Date, the Representatives, on behalf of the Underwriters, shall have received an opinion or opinions of Cleary, Gottlieb, Steen & Hamilton, counsel to the Company and the Guarantor, dated such date, substantially to the effect set forth in Exhibits A-1 and A-2 hereto.

             (c) Letter of Counsel to the Company and the Guarantor. On the Closing Date, the Representatives, on behalf of the Underwriters, shall have received a letter of Cleary, Gottlieb, Steen & Hamilton, counsel to the Company and the Guarantor, dated such date, substantially in the form set forth in Exhibit B hereto.

             (d) Opinion of Counsel to the Underwriters. The Representatives, on behalf of the Underwriters, shall have received from Sidley Austin Brown &Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

             (e) Certificate of the Company and the Guarantor. The Company and the Guarantor shall have furnished to the Representatives, on behalf of the Underwriters, a certificate of the Company and the Guarantor, signed by the Secretary of the Company and the Chief Executive Officer and the principal financial or accounting officer of the Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, and this Agreement and that:

             (i)        the representations and warranties of the Company and
                  the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

             (ii)       no stop order suspending the effectiveness of the
                  Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Guarantor, threatened; and

             (iii)      since the date of the most recent financial statements
                  included or incorporated by reference in the Prospectus, there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business,

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                  except as set forth in or contemplated in the Prospectus or as described in such certificate.

             (f) Accountants' Comfort Letters. The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, on behalf of the Underwriters, on the date hereof and on the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the date hereof and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act stating in effect, that:

             (i)        in their opinion the audited financial statements and
                  financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act;

             (ii)       on the basis of a reading of the latest unaudited
                  financial statements made available by the Guarantor and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit committee of the Guarantor; and inquiries of certain officials of the Guarantor who have responsibility for financial and accounting matters of the Guarantor and its subsidiaries as to transactions and events subsequent to December 31, 2003, nothing came to their attention, after due inquiry, that caused them to believe that:

             (1)           any unaudited financial statements included or
                  incorporated by reference in the Registration Statement and the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

             (2)           with respect to the period subsequent to December
                  31, 2003, there were any changes (provided that the requested information was available in response to such inquiry), at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Guarantor and its subsidiaries or capital stock of the Guarantor or decreases in the equity shareholders' funds of the Guarantor as compared with the amounts shown on the December 31, 2003 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from December 31, 2003 to such specified date there were any decreases, as compared with the corresponding period in the preceding year or the corresponding period in the preceding quarter in turnover or trading profit or profit on ordinary

                                       8
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                  activities before taxation or in earnings (profit attributable to shareholders) or per share amounts of earnings of the Guarantor and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Guarantor as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

             (3)           the information included or incorporated by reference
                  in the Registration Statement and Prospectus in response to Form 20-F, Item 3.A. (Selected Financial Data) and Regulation S-K, Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Form 20-F and Regulation S-K, respectively; and

             (iii)      they have performed certain other specified procedures
                  as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Guarantor and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Ratios of Earnings to Fixed Charges" in the Prospectus, the information included or incorporated by reference in Items 3, 4, 5 and 6 of the Guarantor's Annual Report on Form 20-F, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Guarantor and its subsidiaries, excluding any questions of legal interpretation.

             (g) No Material Adverse Change. Subsequent to the date hereof, there shall not have been (i) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Guarantor and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus or (ii) any decrease in the rating of any of the Guarantor's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of a majority in interest of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

                  The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement.

                  The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, at 787 Seventh

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Avenue, New York, New York 10019 or 7 Princes Street, London EC2R8AQ, United
Kingdom, on the Closing Date.

                  7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantor will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  8.       Indemnification and Contribution.

                           (a) Indemnification of the Underwriters by the Company and the Guarantor. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus supplement or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; and provided further that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus or preliminary prospectus supplement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter (or its directors, officers, employees, agents and controlling persons) from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to the Securities was required to be delivered by such Underwriter under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter (or its directors, officers, employees, agents and controlling persons) results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference therein) if the Company or the Guarantor had previously furnished copies thereof to such Underwriter. This indemnity agreement will be in addition to any liability that the Company or the Guarantor may otherwise have.

             (b) Indemnification of the Company and the Guarantor by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Company and the Guarantor, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Guarantor to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company or the Guarantor by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company and the Guarantor acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution," (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and
                  (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus supplement and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any preliminary prospectus supplement or the Prospectus.

             (c) Actions Against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent.

             (d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Guarantor and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Guarantor and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Guarantor and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Guarantor shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the

                  Company and the Guarantor on the one hand or the Underwriters on the other, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Guarantor within the meaning of either the Securities Act or the Exchange Act, each officer of the Company or the Guarantor who shall have signed the Registration Statement and each director of the Company or the Guarantor shall have the same rights to contribution as the Company or the Guarantor, as the case may be, subject in each case to the applicable terms and conditions of this paragraph
                  (d).

                  9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if arrangements satisfactory to the Representatives, the Company and the Guarantor for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Guarantor's Common Stock shall have been suspended by the London Stock Exchange or trading in the Guarantor's American Depositary Shares shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the London Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

                  11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and shall survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                  12. Notices. All communications hereunder shall be in writing and effective only on receipt, and, (i) if sent to the Representatives, shall be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, facsimile (212) 723-8681, attention:
Syndicate Desk; J.P. Morgan Securities Inc. at 270 Park Avenue, New York, New York 10017, facsimile (212) 834-6081, attention: Investment Grade Syndicate Desk, 8th Floor, and Lehman Brothers Inc. at 745 Seventh Avenue, New York, New York 10019, facsimile (212) 526-0943, attention: Fixed Income Syndicate, with a copy to the General Counsel at the same address; or, (ii) if sent to the Company or the Guarantor, shall be mailed, delivered or telefaxed to 980 Great West Road, Brentford, Middlesex, TW8 9GS, England, facsimile: 44 (20) 8047-6909, attention: Legal Department.

                  13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                  14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.

                                     Very truly yours,

                                     GLAXOSMITHKLINE CAPITAL INC.

                                     By:  /s/ S-J Chilver-Stainer
                                         --------------------------------
                                         Name: S-J Chilver-Stainer
                                         Title:  Group Treasurer

                                     GLAXOSMITHKLINE PLC

                                     By:  /s/ S-J Chilver-Stainer
                                         ---------------------------------
                                         Name: S-J Chilver-Stainer
                                         Title:  Group Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.

By:  /s/  Martha D. Bailey
     --------------------------------
     Name:  Martha D. Bailey
     Title: Senior Vice President

J.P. Morgan Securities Inc.

By: /s/  Jose C. Padilla
    --------------------------------
    Name:  Jose C. Padilla
    Title: Vice-President

Lehman Brothers Inc.

By:     /s/  Martin Goldberg
     ---------------------------------
     Name:  Martin Goldberg
     Title: Senior Vice President

For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I

                             TERMS OF THE SECURITIES

Underwriting Agreement dated March 30, 2004.

Registration Statement No. 333-104121.

Representatives:  Citigroup Global Markets Inc.
                  J.P. Morgan Securities Inc.
                  Lehman Brothers Inc.

Title, Purchase Price and Description of Securities:

         Title:  4.375% Notes due 2014 ("2014 Notes")
                 5.375% Notes due 2034 ("2034 Notes")

         Principal amount: $1,500,000,000 of 2014 Notes
                           $  500,000,000 of 2034 Notes

         Purchase price (include accrued
         interest or amortization, if
         any): $1,481,820,000 - 2014 Notes
                  486,985,000 - 2034 Notes
               --------------
               $1,968,805,000 - Total purchase price

         Sinking fund provisions: Not applicable.

         Redemption provisions: As described in the applicable prospectus supplement referred to in this Agreement.

         Other provisions: As described in the applicable prospectus supplement referred to in this Agreement.

Closing Date, Time and Location: April 6, 2004 at 10:00 a.m., simultaneously, at
                                 Sidley Austin Brown & Wood LLP
                                 787 Seventh Avenue, New York, New York 10019 and 7 Princes Street, London EC2R8AQ, United Kingdom

Type of Offering:  Non-delayed.

Date referred to in Section 5(g) after which the Company and the Guarantor may offer or sell debt securities issued or guaranteed by the Company or the Guarantor without the consent of the Representatives: April 6, 2004.

                                   SCHEDULE II

                            UNDERWRITING COMMITMENTS

                                                Principal Amount of     Principal Amount of
                                                 2014 Notes to be         2034 Notes to be
             Underwriters                           Purchased                Purchased
             ------------                           ---------                ---------
Citigroup Global Markets Inc. ...............     $  430,000,000          $  143,334,000
J.P. Morgan Securities Inc. .................        430,000,000             143,333,000
Lehman Brothers Inc. ........................        430,000,000             143,333,000
Credit Suisse First Boston LLC ..............         75,000,000              25,000,000
Deutsche Bank Securities Inc. ...............         75,000,000              25,000,000
ABN AMRO Incorporated .......................         15,000,000               5,000,000
HSBC Securities (USA) Inc. ..................         15,000,000               5,000,000
Mizuho International plc ....................         15,000,000               5,000,000
Royal Bank of Scotland plc ..................         15,000,000               5,000,000
                                                  --------------          --------------
     Total ..................................     $1,500,000,000          $  500,000,000
                                                  ==============          ==============